Exhibit 23(a)



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of
       ALLTEL Corporation:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 28, 1999, included in ALLTEL Corporation's From 10-K/A for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.


                                                         /s/Arthur Andersen LLP
                                                         ARTHUR ANDERSEN LLP

Little Rock, Arkansas
April 16, 1999